Exhibit 99.1

Contacts:	DuPont Dan Turner Head of Global Media Relations 302-996-8372 daniel.a.turner@dupont.com

The Chemours Company (a DuPont subsidiary)

Robert Dekker

Global Corporate Communications Leader

302-773-4509

robert.dekker@chemours.com

Alisha Bellezza

Director of Investor Relations

302-773-2263

alisha.bellezza@chemours.com

DuPont Announces “When-Issued” Trading of

The Chemours Company Common Stock in Connection with Planned Spin-Off

WILMINGTON, Del., June 19, 2015 – DuPont announced that, in connection with the separation of its Performance Chemicals segment through the planned spin-off of The Chemours Company (“Chemours”) on July 1, 2015, Chemours common stock will today begin “when-issued” trading on the New York Stock Exchange under the ticker symbol “CC WI”.

Chemours, a global leader in titanium technologies, fluoroproducts and chemical solutions, is expected to begin “regular way” trading on the New York Stock Exchange under the ticker symbol “CC” on July 1, 2015.

As previously announced, on June 5, 2015, the DuPont board of directors declared a pro rata dividend to DuPont common stockholders of record as of 5:00 p.m. ET on June 23, 2015, the record date. As a result, on July 1, 2015, DuPont common stockholders will receive one share of common stock of Chemours for every five shares of DuPont common stock they hold on the record date. Fractional shares of Chemours common stock will not be distributed to DuPont common stockholders. Instead, the fractional shares of Chemours common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the DuPont common stockholders who otherwise would have received fractional shares of Chemours common stock.

No action is required by DuPont common stockholders to receive the distributed shares of Chemours common stock. DuPont stockholders who hold DuPont common stock on the record date and do not sell those shares “regular-way” prior to the distribution date will receive a book-entry account statement reflecting their ownership of Chemours common stock or their brokerage account will be credited with Chemours shares. An Information Statement containing details regarding the distribution of Chemours common stock and Chemours’ business and management following the consummation of the distribution will be mailed to DuPont common stockholders prior to the distribution date.

For U.S. federal income tax purposes, DuPont U.S. common stockholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution, except with respect to cash received in lieu of fractional shares of Chemours. DuPont common stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the distribution.

The Chemours Company is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers in a wide range of industries with market-defining products, application expertise and, chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon®, Ti-Pure®, Krytox®, Viton®, Opteon® and Nafion®. Chemours has approximately 9,000 employees across 37 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Del.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.

Forward-Looking Statements: This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about growth strategies, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, financial results and the anticipated date for Chemours common stock to begin trading on a “regular-way” basis on the NYSE, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those projected in any such forward looking statements are: (i) risks related to the anticipated timing of the separation through spin-off of Chemours, (ii) risks that the conditions to the separation are not satisfied, (iii) the risk that the expected benefits from the separation may not be fully realized or may take longer to realize than expected; (iv) continued validity of a private letter ruling from the IRS, which DuPont has received from the IRS, and the receipt and continued validity of a tax opinion, in form and substance acceptable to DuPont, and (v) additional factors described in DuPont’s and Chemours’ filings with the SEC. Neither DuPont nor Chemours undertakes any duty to update such forward-looking statements as a result of future developments or new information.

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6/19/15

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